UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2010

SIMON PROPERTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-11491	34-1755769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On January 19, 2010, Simon Property Group, L.P. (“Operating Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, RBS Securities Inc. and Barclays Capital Inc. (collectively, the “Underwriters”), in connection with the public offering of $400,000,000 aggregate principal amount of the Operating Partnership’s 4.20% notes due 2015 (the “2015 Notes”), $1,250,000,000 aggregate principal amount of the Operating Partnership’s 5.65% notes due 2020 (the “2020 Notes”) and $600,000,000 aggregate principal amount of the Operating Partnership’s 6.75% notes due 2040 (the “2040 Notes” and, together with the 2015 Notes and the 2020 Notes, the “Notes”).  The offering of the Notes is expected to close on January 25, 2010.

The Notes will be issued pursuant to the twenty-fourth supplemental indenture (the “Supplemental Indenture”) to the Indenture (the “Indenture”) dated as of November 26, 1996, between the Operating Partnership and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as trustee.  For a description of the material terms of the Supplemental Indenture and the Notes, see the information set forth below under Item 2.03, which is incorporated into this Item 1.01.

The offering of the Notes was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-157794-01), the prospectus dated March 9, 2009, and the related prospectus supplement dated January 19, 2010.

A copy of the Underwriting Agreement and the form of Supplemental Indenture are attached hereto as Exhibits 1.1 and 4.1, respectively, and are incorporated herein by reference.  The Indenture was incorporated by reference into the Registration Statement.

ITEM 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The 2015 Notes bear interest at a rate of 4.20% per annum and mature on February 1, 2015, the 2020 Notes bear interest at a rate of 5.65% per annum and mature on February 1, 2020, and the 2040 Notes bear interest at a rate of 6.75% per annum and mature on February 1, 2040.  Interest on each series of Notes is payable semi-annually in arrears on February 1 and August 1 each year, beginning on August 1, 2010 (each, an “Interest Payment Date”).  Interest will be paid to holders of record of such Notes registered at the close of business the fifteenth calendar day preceding the related Interest Payment Date.

The Operating Partnership may, at its option, redeem any series of Notes in whole at any time or in part from time to time on not less than 30 and not more than 60 days’ prior written notice mailed to the holders of such series of Notes to be redeemed.  Each series of Notes will be redeemable at a price equal to the principal amount of such series of Notes being redeemed, plus accrued and unpaid interest to the date of redemption and a “make-whole” premium calculated under the Supplemental Indenture (unless the 2015 Notes, 2020 Notes or 2040 Notes are redeemed on or after November 1, 2014, November 1, 2019 or November 1, 2039, respectively, in which case no “make-whole” premium will be payable).

The Supplemental Indenture provides for customary events of default, including, among other things, nonpayment, failure to comply with the other agreements in the Supplemental Indenture for a period of 90 days, and certain events of bankruptcy, insolvency and reorganization.

The description set forth above is qualified in its entirety by the form of Supplemental Indenture (including the form of notes attached thereto).

ITEM 7.01  Regulation FD Disclosure.

On January 19, 2010, Simon Property Group, Inc. (the “Company”), the general partner of the Operating Partnership, issued a press release announcing the sale of the Notes.  A copy of the press release is attached hereto as Exhibit 99.1.

On January 21, 2010, the Company issued a press release announcing the expiration and results of the cash tender offer for certain series of the Operating Partnership’s senior unsecured notes commenced pursuant to an offer to purchase dated January 12, 2009.  A copy of the press release is attached hereto as Exhibit 99.2.

ITEM 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement dated as of January 19, 2010 among Simon Property Group, L.P., Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, RBS Securities Inc. and Barclays Capital Inc.

Exhibit 4.1

Form of Twenty-Fourth Supplemental Indenture to the Indenture dated as of November 26, 1996 between Simon Property Group, L.P. and The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as Trustee.

Exhibit 4.2	Form of $400,000,000 aggregate principal amount of 4.20% Notes due 2015.

Exhibit 4.3	Form of $1,250,000,000 aggregate principal amount of 5.65% Notes due 2020.

Exhibit 4.4	Form of $600,000,000 aggregate principal amount of 6.75% Notes due 2040.

Exhibit 5.1	Opinion of Baker & Daniels LLP.

Exhibit 8.1	Opinion of Baker & Daniels LLP regarding tax matters.

Exhibit 12.1	Statement re: computation of ratios.

Exhibit 23.1	Consent of Baker & Daniels LLP (contained in Exhibits 5.1 and 8.1 hereto).

Exhibit 99.1	Press Release, dated January 19, 2010, issued by Simon Property Group, Inc.

Exhibit 99.2	Press Release, dated January 21, 2010, issued by Simon Property Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 25, 2010

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc., the sole General Partner

	By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett
Executive Vice President and Chief Financial Officer